Exhibit 10.10

Q.B.I Enterprises Ltd.

P.O. Box 741

Nes Ziona  74106     Israel

March 29, 2007

Yaron Garmazi

Q.B.I Enterprises Ltd.

P.O. Box  741

Nes Ziona 74106

Israel

Re:          Amendment To Employment Agreement

Dear Yaron:

This letter agreement will amend your Employment Agreement with Q.B.I. Enterprises Ltd. dated as of March 7, 2007 (the “Employment Agreement”).

This first sentence of Paragraph 6(a) of Exhibit A (labeled “ESOP Participation”) is hereby amended and restated to read in full as follows:

“In the event of the consummation of the initial public offering (“IPO”) of Quark prior to the vesting of forty percent (40%) of the total number of shares that shall derive on the exercise of the Stock Options, the vesting provisions shall be accelerated so that upon the date six months following the consummation of the IPO forty percent (40%) of the total number of shares that derive from the exercise of the Stock Options shall be vested.”

As amended, the Employment Agreement shall remain in full force and effect. I understand that you also hereby consent to our substitution of a revised page in the copy of your Employment Agreement which is being filed with the SEC to reflect the amendment set forth herein.

Please indicate your agreement by countersigning this letter where indicated below.

Sincerely,

/s/ Dani Zurr
Dani Zurr
Chief Executive Officer

So agreed,

/s/ Yaron Garmazi
Yaron Garmazi